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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-37229, 333-46243, 333-52601, 333-58799,
333-64069, 333-75253, 333-92023, 333-93761, 333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180 and 333-02672) and in the Registration
Statements on Form S-8 (Nos. 333-05705, 333-12551, 333-58801, 333-60731,
333-89631, 333-91985, 333-37624, 333-37626 and 333-74050) of Home Properties of
New York, Inc. of our report dated January 30, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
February 27, 2002